Exhibit 10(i)

                            EMPLOYMENT AGREEMENT
                            --------------------

   This EMPLOYMENT AGREEMENT ("Agreement") is entered into as of December 1, 1996, by and between THE RIVAL COMPANY, a Delaware corporation (the "Company"), and W. Mark Meierhoffer (the "Executive").

   A. Executive is currently employed as the Sr. Vice President of the Company.

   B. The Company and Executive desire to continue such employment and to provide economic security to the Executive, on the terms hereinafter set forth, in the event such employment is terminated under certain circumstances.

   Accordingly, in consideration of the foregoing premises, and for other valuable consideration, the adequacy of which is hereby acknowledged, the Company and the Executive, intending to be legally bound, hereby agree as follows:

   1. In the event that the Executive's employment is terminated by the Company other than for "just cause" (as defined in numerical paragraph 2 hereof) or Executive terminates his employment for stated "good cause" (as defined in numerical paragraph 3 hereof), the Company shall be obligated to pay Executive (or his estate if Executive shall have died after being discharged) twelve months severance pay, which shall equal such number of months multiplied by the Executive's Annual Base Salary, divided by 12. For purposes of this Agreement, Executive's Annual Base Salary shall equal the base salary paid to Executive by the Company during the one year period ending on the last day of the most recent pay period preceding the date of termination, provided that if Executive has been employed by the Company for a shorter period, the base salary for such shorter period shall be annualized. Such severance pay shall be paid to Executive (or his estate) in substantially equal monthly installments on the first day of each of the twelve months commencing with the month immediately following the month in which his employment with the Company is terminated.

   2. The term "just cause", for purposes of termination of Executive's employment for "just cause", shall mean (a) the Executive's violation of any reasonable rule or regulation of the Board of Directors or the Executive's superior or the Chief Executive Officer of the Company that results in significant damage to the Company or which, after written notice to do so, Executive fails to make reasonable efforts to correct within a reasonable time, (b) any refusal by Executive to comply with a reasonable, direct order,
(c) any wilful misconduct by Executive in the responsibilities reasonably assigned to him, (d) any refusal by Executive to perform his job as required to meet Company objectives or (e) the Executive's performing services for any other corporation or person which competes with the Company while he is employed by the Company and without the written approval of the Chief Executive Officer of the Company; provided, however, that there shall be a rebuttable presumption that any discharge of Executive by the Company within two (2) years after there has been a "change in control" (as defined in numerical paragraph 4 hereof) is a discharge other than for "just cause."

   3. The term "good cause", for purposes of termination by Executive of Executive's employment for "good cause" shall mean: (a) any reduction in Executive's salary, benefits or annual bonus not substantially commensurate with reductions for other executive employees of the Company, (b) the involuntary relocation or proposed involuntary relocation of Executive outside the Kansas City and Clinton areas by the Company, (c) the assignment to Executive of services and responsibilities not approved by Executive which are not substantially commensurate with the executive and managerial services and responsibilities which he is then performing for the Company or (d) a good faith belief by Executive that Executive can no longer perform his duties for the Company because of actions taken by the Company.

   4. For purposes of this Agreement, a "change in control" shall mean (a) the acquisition, directly or indirectly, by any "person" or "group" of "persons" (as the terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules thereunder) of beneficial ownership of securities of the Company or of securities of the Company's ultimate parent corporation representing 30% or more of the combined voting power of the then outstanding securities of such corporation, (b) any merger, consolidation or sale of all or a substantial part of the assets of the Company or (c) a change in the Board of Directors such that a majority of a Board of Directors of the Company or the Company's ultimate parent corporation ceases to consist of Continuing Directors ("Continuing Director " means any person who was a member of the Board of Directors of the Company or the ultimate parent corporation, as the case may be, as of the date hereof, and any person who subsequently becomes a member of such Board of Directors if such person's appointment, election or nomination for election to such Board of Directors is recommended or approved by a majority of the then Continuing Directors of such Board of Directors).

   5. The Company acknowledges and agrees that Executive shall be entitled to receive all of the payments provided for herein regardless of any income which Executive may receive from other sources after the termination of his employment with the Company.

   6. Nothing in this Agreement shall confer upon Executive the right to continue in the employ of the Company or any of its subsidiaries or, subject to the terms hereof, shall affect any right which the Company or any of its subsidiaries may have to terminate the employment of the Executive. No benefit provided herein is intended or shall be deemed to be granted to Executive in lieu of any benefits, rights or privileges to which may be entitled while he is an employee of the Company under any retirement, pension, insurance, hospitalization, stock option, stock purchase, incentive compensation or other plan of the Company which may now be in effect or which may hereafter be adopted, it being understood that Executive shall have the same rights and privileges to participate in such plans while employed by the Company as any other executive employee of the Company.

   7. As consideration for the execution of this Agreement by the Company, Executive covenants and agrees as follows:

   (a) During the term of and at all times after the termination (whether by the Company or the Executive) of Executive's employment with the Company, Executive shall keep confidential and not disclose to any person, firm or corporation (other than the Company, a person designated in writing by the Company, or as may otherwise be required by law or reasonable business practice), the trade secrets or confidential information or knowledge relating to the business of the Company or its affiliates or subsidiaries, including, without limiting the generality of the foregoing: (i) the names of the Company's agents, suppliers and customers; (ii) the contractual arrangements between the Company and its agents, suppliers or customers; (iii) the financial details (including credit and discount terms) of the Company's relationship with its agents, suppliers or customers; (iv) the names of prospective customers and their requirements; (v) information concerning the Company's financial structure or operating results; (vi) information concerning all inventions, products, discoveries, improvements, processes, manufacturing, marketing and service methods or techniques, developments, ideas, concepts, designs, styles, specifications, knowhow, strategies and data, whether or not patentable or registerable under copyright or similar statues, owned by the Company; (vii) information concerning the remuneration paid by the Company to its employees; or (viii) any other matter which is not readily available to the public relating to the business of the Company.

   (b) All correspondence, notes, recordings, files, keys, computer programs (whether source code or object code) and other materials and reproductions thereof pertaining in any respect to the Company, its subsidiaries or affiliates or any of their respective businesses, shall be the property of and shall be delivered to and retained by the Company upon Executive's termination of employment with the Company.

   8. Executive acknowledges that the provisions of numerical paragraph 7 hereof are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and affiliates (such subsidiaries and affiliates, whether now in existence or coming into existence later during the term of this Employment Agreement, being third-party intended beneficiaries of numerical paragraph 7 of this Agreement) and that any violation by Executive of any provision of numerical paragraph 7 will cause irreparable injury to the Company, its subsidiaries and affiliates. Executive acknowledges that the Company, its subsidiaries and affiliates are entitled to appropriate injunctive relief in any court of competent jurisdiction to enforce their rights hereunder, in addition to any other rights available to them at law or in equity.

   9. In the event Executive commences litigation to enforce his rights under this Agreement and prevails in such litigation, Executive shall be entitled to recover his costs and expenses, including reasonable attorneys' fees.

  10. No delay or omission to exercise any right, power or remedy accruing under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such right, power or remedy or of any similar right, power or remedy to which a party thereafter becomes entitled. Any waiver, permit, consent or approval of any kind or character under this Agreement, or any waiver of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

  11. If any part of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

  12. This Agreement shall inure to and be binding upon the parties hereto and their respective heirs, successors and assigns, including, without limitation, any person, partnership or corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation or transfer.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   COMPANY:
                                   THE RIVAL COMPANY


                                   By:    _____________________
                                          William L. Yager
                                          President

                                   EXECUTIVE:

                                   ____________________________
                                   W. Mark Meierhoffer
                                   Sr. Vice President
                                   Finance & Administration